TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Termination Agreement”) with respect to the Call Option Confirmations (as defined below) is made as of [●] between [●] (“Dealer”) and Amicus Therapeutics, Inc. (“Counterparty”), a Delaware corporation.

WHEREAS, Counterparty issued $250,000,000 principal amount of 3.00% Convertible Senior Notes due 2023 (the “Convertible Notes”) pursuant to an Indenture dated as of December 21, 2016 between Counterparty and Wilmington Trust, National Association, as trustee;
WHEREAS, Dealer and Counterparty are parties to the base capped call option transaction (as amended, modified or supplemented, the “Base Call Option Transaction”) evidenced by the letter agreement between Dealer and Counterparty, dated as of December 15, 2016 (as amended, modified or supplemented, the “Base Call Option Confirmation”), and the additional capped call option transaction (as amended, modified or supplemented, the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) evidenced by the letter agreement between Dealer and Counterparty, dated as of December 19, 2016 (as amended, modified or supplemented, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”); and

WHEREAS, the parties partially terminated both the Base Call Option Transaction and the Additional Call Option Transaction on [●] (the “Partial Unwind”);

WHEREAS, the Counterparty has requested the full termination of both the Base Call Option Transaction and the Additional Call Option Transaction.

NOW, THEREFORE, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmations.

2.    Termination of Transactions and Confirmations. Notwithstanding anything to the contrary in the Call Option Confirmations, Counterparty and Dealer agree that, effective on the date hereof, (i) the Base Call Option Transaction shall automatically terminate and all of the respective rights and obligations of the parties under the Base Call Option Confirmation shall be terminated, cancelled and extinguished, (ii) the Additional Call Option Confirmation shall automatically terminate and all of the respective rights and obligations of the parties under the Additional Call Option Confirmation shall be terminated, cancelled and extinguished and (iii) in consideration of the foregoing, Dealer shall pay to Counterparty, in immediately available funds to the account specified below, cash in US Dollars in an amount equal to the Cash Settlement Amount no later than 4:00 p.m. (New York City time) on the first Clearance System Business Day following the conclusion of the Hedge Unwind Period. “Cash Settlement Amount” and “Hedge Unwind Period” shall have the meanings assigned to such terms in Exhibit A hereto.

3.    Representations and Warranties of Counterparty. Counterparty represents and warrants to Dealer on the date hereof that:

(a)    it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)    it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement, to deliver this Termination Agreement and each such other document relating thereto (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

(c)    such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)    all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)    its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(f)    it is not aware of any material nonpublic information regarding Counterparty or the Shares;

(g)    it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million;

(h)    it is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act; and

(i)    on the date hereof, it remains a party to the Call Option Transactions to the full extent as on the date of execution thereof (after taking into account the Partial Unwind) and it has not assigned, purported to assign or made any attempt to assign, any interest in the Call Option Transactions to any third party.

4.    Representations and Warranties of Dealer. Dealer represents and warrants to Counterparty on the date hereof that:

(a)    it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)    it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is a party, to deliver this Termination Agreement and each such other document (if any) and to perform its obligations hereunder and thereunder (as applicable) and has taken all necessary action to authorize such execution, delivery and performance;

(c)    such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)    all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(e)    its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f)    on the date hereof, it remains a party to the Call Option Transactions to the full extent as on the date of execution thereof (after taking into account the Partial Unwind) and it has not assigned, purported to assign or made any attempt to assign, any interest in the Call Option Transactions to any third party.

5.    Notices. For purposes of this Termination Agreement, the addresses for notices or communications to the parties shall be:

(a)    Counterparty:

Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
Attention:     [●]
Telephone No.:    [●]
Email.:    [●]
With a copy to:
Attention:    [●]
Telephone No.:    [●]
Email:     [●]

(b)    Dealer:
Attention: [●]
Telephone: [●]
Facsimile: [●]
Email: [●]

With a copy to:

Attention: [●]
Telephone: [●]
Email: [●]

And email notification to the following address:
[●]

6.    Account Details. For purposes of this Termination Agreement, the account for payments to Counterparty shall be:

Bank:        [●]
ABA#:        [●]
Acct No.:    [●]
Beneficiary:     [●]
SWIFT ID:    [●]
7.    Disclosure. Notwithstanding anything provided in this Termination Agreement or the Call Option Confirmations, effective from the date of commencement of discussions concerning the Call Option Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Call Option Transactions and this Termination Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

8.    No Reliance, etc. Counterparty hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Termination Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

9.    [Reserved]

10.    Designation by Dealer. Notwithstanding any other provision in this Termination Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Termination Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

11.    Governing Law. THIS TERMINATION AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF [●] (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, [●]).

12.    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.    Amendment. This Termination Agreement may not be modified, amended or supplemented, except in a written instrument signed by each party hereto.

14.    Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.    Agreements and Acknowledgements Regarding Hedging. Counterparty acknowledges and agrees that:

(a)    on or following the date hereof, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to this Termination Agreement;

(b)    Dealer and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to this Termination Agreement;

(c)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk; and

(d)    any market activities of Dealer and its Affiliates with respect to Shares may affect the market price and volatility of Shares each in a manner that may be adverse to Counterparty.

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IN WITNESS WHEREOF the parties have executed this Termination Agreement with effect from the date specified on the first page of this Termination Agreement.

[●]

By:	___________________________

Name:

Title:

Amicus Therapeutics, Inc.

By:	___________________________ Name: Title:

EXHIBIT A

VWAP Price	Cash Settlement Amount
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]
$[●]	$[●]

“Cash Settlement Amount” means the amount set forth in the table above opposite the applicable VWAP Price (as defined below). If the VWAP Price is not specified on the table above, the Cash Settlement Amount shall be the straight-line interpolation between the VWAP Prices or extrapolation from the VWAP Prices (as the case may be) specified on the table above. Dealer shall notify Counterparty of the applicable Cash Settlement Amount as soon as reasonably practicable after 5:00pm (New York City time) on the last Scheduled Trading Day of the Hedge Unwind Period.

“VWAP Price” means the arithmetic average of the Daily Prices for all Exchange Business Days in the Hedge Unwind Period, as determined by Dealer in good faith and a commercially reasonable manner.

“Daily Price” means, for any Exchange Business Day, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “FOLD <Equity> AQR” (or any successor thereto) for each such Exchange Business Day in respect of the period from the scheduled opening time of the Exchange to the Scheduled Closing Time of the Exchange on such Exchange Business Day (or, if such volume-weighted average price is unavailable at such time, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using, if practicable, a volume-weighted average method). The VWAP Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Hedge Unwind Period” means the Scheduled Trading Day occurring on [●]; provided that, notwithstanding anything to the contrary in this Termination Agreement, Dealer may postpone such Scheduled Trading Day or extend the Hedge Unwind Period by one or more Scheduled Trading Days if Dealer determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or appropriate to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer (or any of its affiliates) to effect transactions of Shares in connection with its hedge unwind activity hereunder in a manner that would, if Dealer (or such affiliate) were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

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12020845.01-NYCSR07A - MSW